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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated January 24, 2001 (except with respect to the matter discussed in Note 14, as to which the date is February 23, 2001) on the Allied Riser Communications Corporation financial statements as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000, and to all references of our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Dallas, Texas
February 4, 2002